Exhibit 10.1

PURCHASE AGREEMENT
This Purchase Agreement (this "Agreement"), dated as of August 29, 2017, is entered into by and between DryShips Inc., a Marshall Islands corporation (the "Company") and Sierra Investments Inc., a Marshall Islands corporation (the "Purchaser").
WHEREAS, the Company proposes to commence an offering to each of the holders (the "Eligible Holders") of its common stock, par value $0.01 per share ("Common Stock"), of record as of the close of business on August 31, 2017 (the "Record Date"), of non-transferable rights (the "Rights") to subscribe for and purchase such number of additional shares of Common Stock (the "New Shares") at a subscription price per share of $2.75 (the "Subscription Price") constituting an aggregate offering amount of $100 0 million (the "Aggregate Offering Amount") (such offering, as further defined in Section 2 hereof, the "Rights Offering");
WHEREAS, the Company expects to complete a private placement of shares of its Common Stock (the "Private Placement") in the aggregate amount of $100 million to the Purchaser and certain of its Affiliates prior to the commencement of the Rights Offering;
WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of the Eligible Holders, at no charge, one Right for each share of Common Stock held by such Eligible Holder as of the Record Date, and each Right will entitle the holder thereof, at the election of such holder, to purchase at the Subscription Price its pro rata portion of the New Shares (the "Basic Subscription Right") and, so long as such Eligible Holder has subscribed for all of its Basic Subscription Right, additional New Shares in an amount to be specified by such Eligible Holder up to but not exceeding the lesser of (i) such number of New Shares which may be purchased pursuant to such Eligible Holder's Basic Subscription Right or (ii) such Eligible Holder's Oversubscription Allocation (the "Oversubscription Right"), provided that no fractional New Shares will be issued;
WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Purchaser to agree, and the Purchaser does hereby agree, subject to the terms and conditions of this Agreement, to purchase New Shares that are not purchased by the Eligible Holders upon the exercise of Rights pursuant to the Basic Subscription Right and the Oversubscription Right (the "Unsubscribed Shares") in an aggregate amount of $100 million (the "Purchase Commitment") from the Company at the Subscription Price and subject to reduction if the aggregate Subscription Price of the Unsubscribed Shares is less than the total Purchase Commitment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company agrees with the Purchaser and the Purchaser agrees with the Company, intending to be legally bound hereby, as follows:
Section 1.          Definitions.
(a)          Certain Defined Terms. The following terms used but not otherwise defined herein shall have the meanings set forth below:
(i)	"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.
(ii)	"Articles" means the Company's Amended and Restated Articles of Incorporation, as amended and in effect on the date hereof.

(iii)	"Board" means the board of directors of the Company.
(iv)	"Business Day" means any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the State of New York or Athens, Greece.
(v)	"Company Disclosure Schedule" means the Disclosure Schedule of the Company delivered concurrently herewith.
(vi)	"Commission" means the United States Securities and Exchange Commission.
(vii)	"Credit Facility" means the Revolving Facility Agreement between the Company and the Purchaser dated as of May 23, 2017, as amended.
(viii)	"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
(ix)
"knowledge" means with respect to any statement made to the Company's knowledge, that statement is based upon the actual knowledge of one or more officers of the Company, after reasonable investigation, having responsibility for the matter or matters that are the subject of the statement.

(x)
"Material Adverse Effect" means (i) a material adverse effect on the legality, validity or enforceability of this Agreement or (ii) the occurrence, either individually or in the aggregate, of any change, development, event or occurrence that (A) has, or would reasonably be expected to have, a material adverse effect on the earnings, business, management, properties, assets, rights, liabilities (contingent or otherwise), capital, cash flow, income, operations, or results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (B) impairs or materially delays the Company's ability to perform on a timely basis its obligations under this Agreement, except that, with respect to clause (ii)(A) only, any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (1) any change, development, event or occurrence affecting general market conditions in the U.S. or European economies or that is generally applicable to the industry in which the Company and its Subsidiaries operate (except to the extent that the Company and its Subsidiaries are adversely affected in a disproportionate manner as compared to other participants in the industry in which the Company and its Subsidiaries operate), (2) effects resulting from or relating to the announcement or disclosure of the sale of Common Stock in the Rights Offering or pursuant to the Purchase Commitment, or other transactions contemplated by this Agreement, or (3) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action at the written request of the Purchaser.

(xi)
"Oversubscription Allocation" means, for each Eligible Holder exercising its Oversubscription Right, such number of New Shares equal to the result of an prorated allocation of New Shares subscribed for pursuant to the Oversubscription Right by all Eligible Holders; provided that such New Shares, together with New Shares subscribed for in the Basic Subscription

Right by all Eligible Holders, does not exceed the total number of New Shares offered in the Rights Offering, where such allocation is, first, pro rata according to such Eligible Holder's percentage ownership of Common Stock prior to the offering and, second, pro rata according to the number of shares subscribed for by such Eligible Holder pursuant to the Oversubscription Right.
(xiii)
"Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

(xiv)	"Prospectus" means the prospectus included in the Registration Statement, including the documents incorporated by reference therein.
(xv)
"Registration Statement" means the Company's Registration Statement on Form F-3 under the Securities Act, File No. 333-202821, pursuant to which the issuance of the New Shares in the Rights Offering will be registered under to the Securities Act.

(xvi)
"Rights Offering Expiration Date" means the date on which the subscription period under the Rights Offering expires, which period shall be no longer than twenty (20) business days following the commencement of the Rights Offering, unless the Purchaser consents in writing to a longer period.

(xvii)
"SEC Reports" means all reports, forms, statements and other documents (including all amendments and supplements thereto) required to be filed with, or submitted to, the Commission by the Company and its Subsidiaries pursuant to the Securities Act and the Exchange Act at any time on or after January 1, 2016 and the Registration Statement.

(xviii)	"Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated by the Commission thereunder.
(xix)	"Shares" means collectively, without duplication, the New Shares purchased in the Rights Offering and by the Purchaser pursuant to this Agreement.
(xx)
"Subsidiary (A) owns, directly or indirectly, more than 50% of the capital stock or other equity interests, (B) has the power to elect a majority of the board of directors or similar governing body, or (C) or has the power to direct the business and policies.

Section 2.          Rights Offering.
(a)          On the terms and subject to the conditions set forth in the Prospectus, the Company will distribute to each Eligible Holder, at no charge, one Right for each share of Common Stock held by such holder as of the close of business on the Record Date. Each such Right shall be non-transferable and will entitle the holder thereof, at the election of such holder, to purchase New Shares pursuant to the Basic Subscription Right and Oversubscription Right. For the avoidance of doubt, the Subscription Price multiplied by the aggregate number of Shares offered to Eligible Holders and the Purchaser (if any) shall not exceed the Aggregate Offering Amount.

(b)          Each Eligible Holder may exercise all, none, or any portion of the Rights distributed to such Eligible Holder pursuant to the Rights Offering. The Rights may be exercised and, if so exercised validly revoked, at any time prior to 5:00 p.m., New York City time on the Rights Offering Expiration Date (the "Expiration Time").
(c)          Each Eligible Holder who wishes to exercise all or any portion of its Rights shall (i) prior to the Expiration Time, return a duly executed document (the "Exercise Form") to American Stock Transfer & Trust Company, LLC (the "Subscription Agent") electing to exercise all or any portion of the Rights held by such Eligible Holder and (ii) pay an amount equal to the full Subscription Price of the number of New Shares that the Eligible Holder elects to purchase pursuant to the instructions set forth in the Registration Statement by a specified date to an escrow account established for the Rights Offering. On the Closing Date, the Company will issue to each Eligible Holder who validly exercised, and has not validly revoked, its Rights the number of New Shares to which such Eligible Holder is entitled based on such exercise.
(d)          The Company will pay all of its expenses associated with the Registration Statement and the Rights Offering, including, without limitation, filing and printing fees, fees and expenses of the Subscription Agent and any other Company agents, its counsel and accounting fees and expenses, costs associated with clearing the New Shares for sale under applicable state securities laws and listing fees.
(e)          The Company shall notify, or cause the Subscription Agent to notify, the Purchaser on each of the three Business Days prior to the Rights Offering Expiration Date of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Basic Subscription Right and Oversubscription Right, and not validly revoked, by all Eligible Holders as of the close of business on the preceding Business Day.
Section 3.          Purchase Commitment.
(a)          Purchase Commitment.
(i)          The Purchaser agrees to purchase from the Company, and the Company hereby agrees to sell the Purchaser, at the Subscription Price, Unsubscribed Shares in an amount up to the Purchase Commitment, free and clear of all liens and encumbrances.
(ii)          The Purchaser hereby agrees with the Company that it is the intent of the parties that the Purchaser, by virtue of acting hereunder, should not be deemed an "underwriter" within the definition of Section 2(a)(11) of the Securities Act or deemed to be engaged in broker-dealer activity requiring registration under Section 15 of the Exchange Act, and the Purchaser and the Company shall in the fulfillment of their obligations hereunder act in accordance with this mutual understanding.
(iii)          As soon as practicable, and in any event no later than 12:00 p.m. New York City time on the third Business Day immediately following the Rights Offering Expiration Date, the Company shall give the Purchaser a written certification from an executive officer of the Company of the number of New Shares elected to be purchased by Eligible Holders pursuant to valid exercises of the Basic Subscription Right and the Oversubscription Right, and the number of Unsubscribed Shares that the Purchaser is required to purchase pursuant to the Purchase Commitment (a "Purchase Notice"). The Purchaser will purchase, and the Company will sell, the number of New Shares set forth in the Purchase Notice, without prejudice to the rights of the Purchaser or the Company to seek later an upward or downward adjustment if the number of New Shares set forth in such Purchase Notice is inaccurate.

(iv)          Upon the prior written consent of the Company, the Purchaser shall have the right to arrange for one or more of its Affiliates (each, an "Affiliated Purchaser") to acquire New Shares otherwise issuable to the Purchaser hereunder, by written notice to the Company at least two (2) Business Days prior to the Closing Date, which notice shall be signed by the Purchaser and each Affiliated Purchaser, and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 4. In no event will any such arrangement relieve the Purchaser from its obligations under this Agreement.
(b)          Closing. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, including the satisfaction of the closing conditions in Section 8 of this Agreement, the closing of the purchase and sale of the New Shares (the "Closing") shall take place at the at the offices of the Company in Athens, Greece, on the later of (i) three Business Days after the Rights Offering Expiration Date and (ii) one Business Day following the date that all of the conditions to the Closing set forth in Section 8 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing); provided, that the Closing may take place at such other place, time or date as shall be mutually agreed upon by the Company and the Purchaser (the date of the Closing, the "Closing Date").
(c)          Deliveries at Closing.
(i)          At the Closing, the Purchaser shall deliver to the Company the aggregate Subscription Price for the Unsubscribed Shares purchased by the Purchaser hereunder, which amount shall be paid by the Purchaser to the Company through the write-down of the Credit Facility in the amount equal to the product of total number of Unsubscribed Shares set forth in the Purchase Notice, multiplied by the Subscription Price.
(ii)          At the Closing, the Company shall deliver to the Purchaser against payment of the aggregate Subscription Price, a certificate or certificates in book-entry form, registered in the name of the Purchaser, representing the number of Shares issued to the Purchaser hereunder.
Section 4.          Representations and Warranties of Purchaser. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:
(a)          Organization. The Purchaser is duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands and has the requisite power and authority to carry on its business as it is now being conducted.
(b)          Due Authorization. The Purchaser has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby and the execution and delivery by the Purchaser of this Agreement, the acquisition of the Shares and the performance and consummation of the transactions contemplated hereby (a) are within the power and authority of the Purchaser and (b) have been duly authorized by all necessary action of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 10 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(c)          No Conflicts. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, the execution, delivery and performance of this Agreement by the Purchaser, the acquisition of the New Shares and the consummation by the Purchaser of the other transactions contemplated hereby and the compliance by the Purchaser with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Purchaser pursuant to the terms of (i) the charter or bylaws or other applicable organizational documents of the Purchaser; (ii) any indenture, mortgage, deed of trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or instrument to which the Purchaser is a party or by which it is bound or to which its respective property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Purchaser of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or its activities or properties, which in each case of subclauses (i) through (iii) would materially and adversely impair the Purchaser's ability to acquire the New Shares hereunder or to perform on a timely basis its other obligations under this Agreement.
(d)          No Consent. Assuming the accuracy of the representations and warranties of the Company contained in this Agreement, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign is required for the acquisition of the New Shares by the Purchaser hereunder, or the consummation by the Purchaser of the transactions contemplated by this Agreement, except the absence of which will not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect of the type described in clause (i) of the definition of such term contained herein.
(e)          Information. Based on reliance of the disclosures set forth in the SEC Reports and the representations and warranties contained herein, the Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, such Purchaser is familiar with the investments of the type that it is undertaking to purchase; is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this investment. The Purchaser has agreed to enter into this Agreement based solely on the SEC Reports, its own assessment, analysis and investigation and on the representations, warranties, terms and conditions contained herein.
(f)          Accredited Investor Status. The Purchaser was not created for the purpose of acquiring the New Shares and is an "accredited investor," as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the New Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchase Commitment and, at the present time, is able to afford a complete loss of such investment. The Purchaser understands that its investment in the New Shares involves a significant degree of risk.
(g)          Acquisition for Investment. The Purchaser is acquiring the New Shares hereunder as principal for its own account for investment purposes and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such New Shares and has no arrangement or understanding with any other Persons regarding the distribution of such New Shares, in each case, in violation of applicable law.

(h)          Purchaser Activities. The Purchaser is not a broker-dealer and does not need to be registered as a broker-dealer.
(i)          No Brokers' Fees. The Purchaser has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(j)          Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M may apply to purchases and sales of Common Stock and other activities with respect to the Company's Common Stock by the Purchaser.
Section 5.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, in each case except as set forth in the Company Disclosure Schedule, as follows:
(a)          Organization. The Company has been duly incorporated and has a valid existence and the authorization to transact business as a corporation under the laws of the Republic of the Marshall Islands, with corporate power and authority to own its properties and conduct its business as now being conducted and as described in the Registration Statement, Prospectus and SEC Reports, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except for such jurisdictions wherein the failure to be so qualified and in good standing would not individually or in the aggregate have a Material Adverse Effect. Except as disclosed in the SEC Reports and except as required pursuant to this Agreement, there are no outstanding (i) securities of the Company or any of the Subsidiaries which are convertible into or exchangeable for shares of capital stock or voting securities of any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary (collectively, the "Subsidiary Securities"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.
(b)          Issuance, Sale and Delivery of the Shares. The New Shares have been duly authorized by the Company, and when issued and delivered by the Company against payment therefor as contemplated by this Agreement, the New Shares will be validly issued, fully paid and nonassessable, and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, and will conform to the description of the Common Stock contained in the SEC Reports. No anti-dilution or similar adjustments with respect to the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock will occur or be required as a result of the issuance and sale of the Rights or the Shares by the Company. No authorization, approval, consent or license of any kind is required for the issuance of the New Shares.
(c)          Due Authorization; No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors' rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The execution and delivery of this

Agreement do not, and the compliance by the Company with the terms hereof will not, (i) violate the Articles (as amended to date) of the Company (including, without limitation, any certificates of designation contained therein) or the Bylaws (as amended to date) of the Company or other organizational documents of the Company or any of its Subsidiaries, (ii) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a material default under, or give to others any rights of termination, amendment, acceleration or cancellation of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their properties or assets are subject, or (iii) result in a violation of, or failure to be in compliance with, any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental, regulatory or self-regulatory agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except where such breach, violation, default or the failure to be in compliance would not individually or in the aggregate have a Material Adverse Effect and would not adversely affect the ability of the Company to issue and sell the New Shares; and no consent, approval, authorization, order, registration, filing or qualification of or with any such court or governmental, regulatory or self-regulatory agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement or the issuance of the Shares, the filing of a Form 6-K with the Commission, the filing of a Notification of Listing of Additional Shares with NASDAQ, and for such consents, approvals, authorizations, registrations, filings or qualifications as may be required under state securities or "blue sky" laws.
(d)          Registration Statement; Prospectus. The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the closing date of the Rights Offering and the Closing Date, complied and will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder. The Registration Statement, at the time it became effective under the Securities Act, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the time the Registration Statement becomes effective and as of its date and the closing date of the Rights Offering and the Closing Date, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)          SEC Reports. Since January 1, 2016, the Company has filed with or submitted to the Commission all SEC Reports. As of their respective dates, each of the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Report. The Company has filed with the Commission all "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the SEC Reports and there are no contracts or other documents that are required under the Exchange Act to be described in the SEC Reports that are not so described. No SEC Report, when filed, or, in the case of any SEC Report amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any SEC Report filed with the Commission prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
(f)          Financial Statements. The audited consolidated financial statements of the Company and the related notes and schedules thereto included in the Form 20-F for the year ending December 31, 2016 fairly present the financial position, results of operations, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and have been prepared in accordance with United States generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made.
(g)          No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the New Shares by any form of general solicitation or general advertising.
(h)          Acknowledgment Regarding Purchasers' Acquisition of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser's acquisition of the Shares. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
(i)          No Brokers' Fees. The Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(j)          Absence of Certain Changes. Except as set forth in the SEC Reports, since December 31, 2016, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.
(k)          No Solicitation. Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the New Shares to any Person or Persons so as to bring the sale or issuance of such New Shares to the Purchaser within the registration provisions of the Securities Act or any state securities laws.
(l)          Absence of Agreements. There are no agreements, understandings or arrangements with the Purchaser relating to the Rights Offering other than as set forth in this Agreement.
(m)          Investment Company Act. The Company is not and, after giving effect to the consummation of the transactions contemplated by this Agreement, including the offering and sale of the New Shares, and the application of the proceeds thereof, will not be required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(n)          No Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock.
(o)          Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles, Bylaws or other organizational documents of the Company or the laws of the jurisdiction of its incorporation or otherwise that can be waived by approval of the board of directors and which is or could become applicable to the Purchaser as a result of the transactions contemplated by this Agreement or the Rights Offering, including, without limitation, the Company's issuance of the New Shares, the Purchaser's ownership of the New Shares and the Purchaser or other person purchasing New Shares in the Rights Offering. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.
Section 6.          Covenants of the Company.
(a)          Until the Closing Date or the earlier termination of the Purchasers' obligations in accordance with Section 9 of this Agreement, the Company covenants and agrees to operate the business of the Company and its Subsidiaries in the ordinary course of business consistent with past practice and as follows:
(i)          To use reasonable best efforts to effectuate the Private Placement and the Rights Offering in accordance with the terms set forth in Section 2 as soon as practicable after the date hereof;
(ii)          Not to amend any of the material terms (including, without limitation, the Subscription Price and the Rights Offering Expiration Date) of the Rights Offering, or waive any material conditions to the closing of the Rights Offering, without the prior written consent of the Purchaser;
(iii)          Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except pursuant to the Company's equity incentive plan, the Rights Offering, this Agreement and the Private Placement;
(iv)          Not permit or take any action that may result in any anti-dilution or similar adjustment with respect to the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock;
(v)          Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock;
(vi)          Not to repurchase any shares of Common Stock;
(vii)          Not to amend, modify or supplement any term or provision of the Articles or the bylaws of the Company or the applicable organizational documents of any Subsidiary of the Company; and

(viii)          Not to take any action or omit to take any action that would reasonably be expected to result in the conditions to the Closing set forth in Section 8 not being satisfied.
(b)          The Company further agrees and covenants as follows:
(i)          The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the shares of Common Stock;
(ii)          The Company shall use reasonable best efforts to cause the New Shares acquired hereunder to be listed on NASDAQ within 30 calendar days of their issuance;
(iii)          The Company shall use its reasonable best efforts to respond to any comments on the Registration Statement or requests for additional information from the Commission as soon as practicable after receipt of any such comments or requests and shall promptly (A) notify the Purchaser upon the receipt of any such comments or requests and (B) provide the Purchaser with copies of all correspondence between the Company and its representatives, on the one hand, and the Commission and its staff, on the other hand, to the extent such correspondence relates to the Registration Statement. Before responding to any such comments or requests, the Company shall provide the Purchaser with a reasonable opportunity to review and comment on any drafts of the Registration Statement and related correspondence and filings and shall include in such drafts, correspondences and filing all comments reasonably proposed by the Purchaser; provided however that such comments shall be delivered to the Company no later than 10 a.m., New York City time, on the second Business Day after the Company shall have provided such drafts to the Purchaser and its counsel;
(iv)          As promptly as practicable after becoming aware of such event, the Company shall notify the Purchaser of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension; and
(v)          The Company shall use its reasonable best efforts (and shall cause its Subsidiaries to use their respective reasonable best efforts) to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with each Purchaser and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation:
(i)
preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii)
if deemed appropriate by the Board, defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii)	executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this

Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby.
Section 7.          Post-Closing Covenants of Purchaser and Restrictions on Transfer. In connection with the resale of the Shares, the Purchaser shall have the following obligations:
(a)          Lock-Up. The Purchaser agrees that it will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion), directly or indirectly, (1) sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, assign transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any securities of the Company, which for the elimination of any doubt includes the Unsubscribed Shares (collectively, the "Company Securities"), options or warrants to acquire Company Securities, or securities exchangeable or exercisable for or convertible into Company Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Purchaser or its Affiliates, (2) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of all or any part of Company Securities, or securities exchangeable or exercisable for or convertible into Company Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the Purchaser regardless of whether any such transaction is to be settled in securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Company Securities or securities exchangeable or exercisable for or convertible into Company Securities or any other securities of the Company or (4) or publicly announce an intention to do any of the foregoing, for a period commencing on the date of the closing of the Rights Offering and continuing through the close of trading on the date that is six (6) months after the closing of the Rights Offering. For purposes of clarification, this Section 7 shall not prohibit transfers of the New Shares to an Affiliate of the Purchaser, without the consent of the Company, provided that the Purchaser receives a lock-up agreement for the balance of the Lock-Up Period from any such Affiliate.
(b)          Restrictive Legends. The Purchaser understands and agrees that the New Shares acquired by it will bear a legend substantially similar to the legend set forth below in addition to any other legend that may be required by applicable law or by any agreement between the Company and the Purchaser:
"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE PURCHASE AGREEMENT, DATED AUGUST 29, 2017 BY AND AMONG THE COMPANY AND THE PURCHASER NAMED THEREIN. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT."

(c)          Purchaser will not take, directly or indirectly, any action designed to stabilize or manipulate the price of the shares of Common Stock to facilitate the sale or resale of the New Shares acquired by the Purchaser hereunder.
Section 8.          Conditions Precedent.
(a)          Conditions of the Purchasers' Obligations. The Purchaser's obligation to consummate the Closing is subject to the satisfaction or waiver by the Purchaser on or before the Closing Date of the following conditions:
(i)          No Material Adverse Effect shall have occurred since the date hereof;
(ii)          The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than those qualified by materiality, Material Adverse Effect or similar qualifications, which shall be true in all respects), except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date);
(iii)          All covenants and agreements contained in this Agreement to be performed by the Company shall have been performed and complied with in all material respects;
(iv)          The Purchaser shall have received a certificate, signed by an executive officer of the Company, certifying as to the matters set forth in Section 8(a)(i), (ii) and (iii);
(v)          As of the Closing Date, none of the following events shall have occurred and be continuing: (a) trading in the Common Stock shall have been suspended by the Commission or the NASDAQ Capital Market; or (b) a banking moratorium shall have been declared either by U.S. federal or New York State authorities (collectively, a "Market Adverse Effect");
(vi)          The Company shall have complied with the requirements of Nasdaq for the listing of the New Shares on Nasdaq;
(vii)          The Company shall have completed the Private Placement and no Rights received in this Rights Offering shall be exercised with respect to any shares of Common Stock issued to the Purchaser or any Affiliate in the Private Placement or otherwise; and
(viii)          The Purchaser shall have timely received from the Company a Purchase Notice.
(b)          Conditions of the Company's Obligations. The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver by the Company on or before the Closing Date of the following conditions:
(i)          The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than those qualified by materiality or similar qualifications, which shall be true in all respects) except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and
(ii)          All covenants and agreements contained in this Agreement to be performed by the Purchaser shall have been performed and complied with in all material respects.

(c)          Conditions of the Obligations of the Purchaser and the Company. The obligations of the Purchaser and the Company to consummate the transactions contemplated by this Agreement are subject to the following additional conditions:
(i)          No judgment, injunction, decree or other legal restraint shall prohibit the consummation of the Rights Offering or the transactions contemplated by this Agreement;
(ii)          No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and
(iii)          The Rights Offering shall have been completed by the Company in accordance with the terms and conditions set forth in this Agreement and the Registration Statement, and allocations of New Shares shall have been made thereunder.
Section 9.          Termination.
(a)          Termination. This Agreement may be terminated at any time by mutual written agreement of the Company and the Purchaser.
(b)          Termination Date. This Agreement shall automatically terminate if the Closing has not occurred on or prior to November 30, 2017 (the "Termination Date").
(c)          Effect of Termination. If this Agreement is terminated by either the Company or the Purchaser pursuant to the provisions of this Section 9, this Agreement shall forthwith between the Company and the Purchaser become void and there shall be no further obligations on the part of the Company or the Purchaser, except for the provisions of this Section 9(c) and Sections 10 and 12, which shall survive any termination of this Agreement; provided, that nothing in this Section 9(c) shall relieve any party from liability for any willful breach of this Agreement.
Section 10.          Indemnification.
(a)          Indemnification by the Company. Notwithstanding anything in this Agreement to the contrary, whether or not the Rights Offering, the issuance of the New Shares to the Purchaser or the other transaction contemplated hereby is consummated or this Agreement is terminated, from and after the date hereof, the Company agrees to indemnify and hold harmless the Purchaser, its Affiliates, and each of their respective officers, directors, managers, partners, members, agents, representatives, successors, assigns and employees and each other Person, if any, who controls (within the meaning of the Securities Act) the Purchaser or its Affiliates (all such Persons being hereinafter referred to, collectively, as the "Purchaser  Indemnified Persons") against any losses, claims, damages, liabilities or expenses (collectively, the "Losses") to which the Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (1) any inaccuracy in or breach of any representation or warranty of the Company contained in this Agreement, (2) any failure by the Company to comply with the covenants and agreements contained in this Agreement, (3) an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus and all other documents filed as a part thereof or incorporated by reference therein, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (4) any action by any stockholder of the Company or any other Person relating to this Agreement or the documents contemplated hereby or thereby, or the transactions contemplated hereby or thereby, or (5) by reason of the fact that the Purchaser is a party to this Agreement or in any way arising, directly or indirectly, from the Rights Offering or the consummation of the transactions contemplated by this Agreement; and the Company will promptly reimburse such Purchaser Indemnified Persons for any legal and other expenses as such expenses are reasonably incurred by such Purchaser Indemnified Persons in connection with investigating, defending or preparing to defend, settling, compromising or paying any such Losses; provided, however, that the Company will not be liable to any Purchaser Indemnified Person in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the section the Prospectus or the Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by that Purchaser Indemnified Person or its Affiliates expressly for use therein, (ii) the failure of such Purchaser Indemnified Person or its Affiliate to perform any covenant and agreement contained in this Agreement with respect to the sale of the New Shares, (ii) the inaccuracy of any representation or warranty made by such Purchaser Indemnified Person or its Affiliate in this Agreement or (iii) the gross negligence or willful misconduct of such Purchaser Indemnified Person or its Affiliate.
(b)          Indemnification by the Purchasers. The Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its Affiliates, and each of their respective officers, directors, managers, partners, members, agents, representatives, successors, assigns and employees and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or its Affiliates (all such Persons being hereinafter referred to, collectively, as the "Company Indemnified Persons"), against any Losses to which any Company Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (X) any breach of any representation or warranty or breach of or failure to perform any covenant or agreement on the part of the Purchaser contained in this Agreement or (Y) an untrue statement or alleged untrue statement or omission relating to the Purchaser or alleged omission made in the section the Prospectus or the Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by that Purchaser expressly for use therein, and the Purchaser will promptly reimburse such Company Indemnified Persons for any legal and other expenses as such expenses are reasonably incurred by such Company Indemnified Persons in connection with investigating, defending or preparing to defend, settling, compromising or paying any such Losses; provided, however, that such Purchaser will not be liable in any such case to the extent that any such Losses arise out of or are based upon (i) the failure of the Company to perform any of its covenants and agreements contained in this Agreement, (ii) the inaccuracy of any representation or warranty made by the Company in this Agreement or (iii) the gross negligence or willful misconduct of any Company Indemnified Person.
(c)          Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve such indemnifying party from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 10 to the extent such indemnifying party is not prejudiced as a result of such failure to promptly notify. Such notice shall describe in reasonable detail such claim. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may elect by written notice delivered to such indemnified party within 30 days of such indemnifying party's receipt of notice of such action from such indemnified party, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, (i) if the indemnifying party has failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such indemnified party in any such proceeding or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, in any such case, the indemnified party or parties shall have the right to select separate counsel to assume or assert, as the case may be, such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption or assertion, as the case may be, of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in any jurisdiction (and as required, local counsels), reasonably satisfactory to such indemnifying party, representing the indemnified party), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent such indemnified party within a reasonable time after notice of commencement of action or (iii) the indemnifying party shall have authorized in writing the employment of counsel for such indemnified person, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. The indemnifying party shall not be liable for any settlement of any action without its written consent. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding unless such settlement or compromise includes an unconditional release of such indemnified party from all liability arising out of such action.
(d)          Contribution. If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 10 in respect to any Losses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Losses referred to herein (i) in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement, including the Prospectus, that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact, or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 10 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)          The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have to any Purchaser Indemnified Person and the obligations of each Purchaser under this Section 10 shall be in addition to any liability which such Purchaser may otherwise have to any Company Indemnified Person. The remedies provided in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to the parties at law or in equity.
Section 11.          Miscellaneous.
(a)          Amendments. This Agreement may not be amended, modified or changed, in whole or in part, except by an instrument in writing signed by the Company and the Purchaser.
(b)          Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when received and shall be delivered as addressed as follows:
If to the Company to:

DryShips Inc.
109 Kifissias Avenue and Sina Street
Marousi
Athens —15124
Greece

With a copy to:

Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004

Attention: Gary J. Wolfe, Esq.
E-mail: wolfe@sewkis.com
 Facsimile: 212-480-8421

If to the Purchaser, to the address set forth next to the Purchaser's name on the signature page hereto.
(c)          Successors. This Agreement shall be to the benefit of and be binding upon the Purchaser and the Company and, with respect to the provisions of indemnification hereof, the several parties (in addition to the Purchaser and the Company) indemnified under the provisions of Section 10, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained.
(d)          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

(e)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof or of any other jurisdiction. Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum and (iii) submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such Specified Court.
(f)          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(F).
(g)          Entire Agreement. This Agreement sets forth the entire agreement between the Company and the Purchaser with respect to the subject matter hereof. Any prior agreements or understandings between the Company and the Purchaser regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.
(h)          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 10 (with respect to rights to indemnification and contribution).
(i)          Construction. In the event of ambiguity or if a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any such party by virtue of the authorship of any of the provisions hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.
DRYSHIPS INC.

By:	/s/ Dimitrios Dreliozis
Name:	Dimitrios Dreliozis
Title:	Vice President of Finance

Athens Licensed Shipping Office Attention: Dimitrios Dreliozis E-mail: CFO@dryships.com Facsimile: (+30) 216 2006241

SIERRA INVESTMENTS INC.

By:	/s/ Dr. Adriano Cefai
Name:	Adriano Cefai
Title:	Director of Mare Services Limited, Sole Director

c/o MARE SERVICES LIMITED Attention: Mare Services Limited E-mail: info@cefaiadvocates.com Facsimile: (+356) 21 249 950

MARE SERVICES LTD.
5/1 MERCHANTS STREET
VALLETTA 1171